SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Delaware Group® Adviser Funds
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Voyageur Mutual Funds III
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Subject: Shareholder proxy vote - Growth funds

For internal use only. Do not distribute.

Hi all,

As you know, Delaware Investments has signed an agreement with the Focus Growth team to establish a new joint venture called Jackson Square Partners (JSP).

We need shareholder approval to appoint JSP as sub-advisor to the funds below:

•           Delaware U.S. Growth Fund
•           Delaware Smid Cap Growth Fund
•           Delaware Focus Global Growth Fund
•           Delaware Select Growth Fund
•           DPT Large-Cap Growth Equity Portfolio
•           DPT Focus Smid-Cap Growth Equity Portfolio
•           DPT Select 20 Portfolio
•           Delaware VIP U.S. Growth Series
•           Delaware VIP Smid Cap Growth Series
•           Delaware Foundation Conservative Allocation Fund
•           Delaware Foundation Growth Allocation Fund
•           Delaware Foundation Moderate Allocation Fund

On April 4, 2014, third-party vendors began mailing a proxy statement describing this proposal, and proxy cards (ballots for the vote) to shareholders. If you receive a proxy statement and ballot, please be sure to vote as soon as possible!

You can vote by:

•           Mailing back your proxy card in the postage paid envelope provided.

•           Calling toll-free proxy voting lines – control number located on your proxy card will be required

            o           Automated touchtone voting (888) 227-9349

            o           Live operator (877) 536-1563

•           Vote online here: www.proxyonline.com – control number located on your proxy card will be required

(12343) April 2014